EXHIBIT 99.3

Identification of Executive Officers and Directors of Reporting Person

The name and present principal occupation of each of the executive officers and directors of Grindrod Limited are set forth below.  Unless otherwise noted, each of these persons have as their business address Grindrod House, 108 Margaret Mncadi Avenue, (Victoria Embankment), Durban, 4001, KZN, South Africa.

Name	Position with Grindrod Limited	Principal Occupation and, if not employed by Grindrod Limited, Name, Principal Business and Address of Employer	Citizenship
Michael J. Hankinson	Non-Executive Chairman	Director of various companies 106 Margaret Mncadi Avenue Durban, 4001	South African
Fathima B. Ally	Chief Financial Officer	Grindrod Limited 106 Margaret Mncadi Avenue, Durban 4001	South African
Grant G. Gelink	Independent Non-Executive Director	Director of various companies 25 Kingsbridge Manor, 22 Malgas Road, Douglasdale, 2191	South African
Walter J. Grindrod	Non-Executive Director	Director 52 Sir Arthur Road, Morningside, Durban 4001	South African
Bennetor Magara	Independent Non-Executive Director	Director of various companies West Tower, 2nd Floor, Nelson Mandela Square, Maude Street, Sandown, 2031	Zimbabwean
Xolani F. Mbambo	Executive Director	Grindrod Limited 106 Margaret Mncadi Avenue, Durban 4001	South African
David A. Polkinghorne	Chief Executive Officer Grindrod Bank	Grindrod Bank 1st Floor, Kingsmead Office Park 5 Arundel Close, Kingsmead Office Park, Durban, 4001	South African
Nkululeko L. Sowazi	Lead Independent Non-Executive Director	Director of various companies 100 West Street, Kagiso Tiso House, Wierda Valley, Sandton, 2196	South African
Petrus J. Uys	Independent Non-Executive Director	Investment Executive Remgro Ltd, Millenia Park, 16 Stellentia Avenue, Stellenbosch, 7600	South African
Willem O. van Wyk	Alternate Non-Executive Director to PJ Uys	Investment Manager Remgro Ltd, Millenia Park, 16 Stellentia Avenue, Stellenbosch, 7600	South African
Andrew G. Waller	Chief Executive Officer	Grindrod Limited 106 Margaret Mncadi Avenue, Durban 4001	South African
Zimkhitha P. Zatu	Non-Executive Director	Director of various companies Sandhurst Office Park, 7 Federal Avenue, Sandton, 2196	South African